                                                                  EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 USA INTERACTIVE

                             HERMITAGE MERGER CORP.

                                       AND

                                   HOTELS.COM

                               AS OF APRIL 9, 2003







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


                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE 1       THE MERGER....................................................................................2

     Section 1.1.  The Merger.................................................................................2
     Section 1.2.  Effective Time of the Merger...............................................................2
     Section 1.3.  Closing....................................................................................2
     Section 1.4.  Effects of the Merger......................................................................2
     Section 1.5.  Certificate of Incorporation and Bylaws of Surviving Corporation; Directors and Officers...2

ARTICLE 2       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                CERTIFICATES..................................................................................3

     Section 2.1.  Effect of Merger on Capital Stock..........................................................3
     Section 2.2.  Exchange of Certificates...................................................................4
     Section 2.3.  Stock Compensation Awards..................................................................7
     Section 2.4.  Company Warrants...........................................................................8
     Section 2.5.  Further Assurances.........................................................................8

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................9

     Section 3.1.  Organization and Qualification.............................................................9
     Section 3.2.  Capitalization.............................................................................9
     Section 3.3.  Authority Relative to this Agreement; Board Approval......................................10
     Section 3.4.  No Conflict; Required Filings and Consents................................................11
     Section 3.5.  Compliance with Laws......................................................................12
     Section 3.6.  SEC Filings; Financial Statements.........................................................12
     Section 3.7.  Registration Statement; Information Statement.............................................13
     Section 3.8.  Brokers...................................................................................13
     Section 3.9.  Opinion of Financial Advisor..............................................................13
     Section 3.10. Employee Benefit Plans....................................................................14
     Section 3.11. Tax Matters...............................................................................15
     Section 3.12. Litigation................................................................................15

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............................................15

     Section 4.1.  Organization and Qualification............................................................15
     Section 4.2.  Capitalization............................................................................16
     Section 4.3.  Authority Relative to this Agreement; Board Approval......................................17
     Section 4.4.  No Conflict; Required Filings and Consents................................................17
     Section 4.5.  Compliance with Laws......................................................................18
     Section 4.6.  SEC Filings; Financial Statements.........................................................18
     Section 4.7.  Registration Statement; Information Statement.............................................19
     Section 4.8.  Brokers...................................................................................19

     Section 4.9.  Interim Operations of Sub.................................................................19
     Section 4.10. Tax Matters...............................................................................19
     Section 4.11. Litigation................................................................................20
     Section 4.12. Ownership of Company Shares...............................................................20

ARTICLE 5       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS......................20

     Section 5.1.  Information and Access....................................................................20
     Section 5.2.  Conduct of Business of the Company........................................................20
     Section 5.3.  Conduct of Business of Parent.............................................................22
     Section 5.4.  Preparation of S-4 and Information Statement; Other Filings...............................22
     Section 5.5.  Written Consent...........................................................................23
     Section 5.6.  Agreements to Take Reasonable Action......................................................24
     Section 5.7.  Consents..................................................................................24
     Section 5.8.  NASDAQ Quotation..........................................................................25
     Section 5.9.  Affiliates................................................................................25
     Section 5.10. Indemnification...........................................................................25
     Section 5.11. Notification of Certain Matters...........................................................26
     Section 5.12. Employee Agreements.......................................................................26
     Section 5.13. Reorganization............................................................................27
     Section 5.14. Public Announcements......................................................................27
     Section 5.15. Stockholder Litigation....................................................................27
     Section 5.16. Section 16b-3.............................................................................27

ARTICLE 6       CONDITIONS PRECEDENT.........................................................................27

     Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger................................27
     Section 6.2.  Conditions of Obligations of Parent and Sub...............................................28
     Section 6.3.  Conditions of Obligations of the Company..................................................29

ARTICLE 7       TERMINATION..................................................................................29

     Section 7.1.  Termination...............................................................................29
     Section 7.2.  Effect of Termination.....................................................................30
     Section 7.3.  Fees and Expenses.........................................................................30

ARTICLE 8       GENERAL PROVISIONS...........................................................................30

     Section 8.1.  Amendment.................................................................................30
     Section 8.2.  Extension; Waiver.........................................................................30
     Section 8.3.  Nonsurvival of Representations, Warranties and Agreements.................................31
     Section 8.4.  Entire Agreement..........................................................................31
     Section 8.5.  Severability..............................................................................31
     Section 8.6.  Notices...................................................................................31
     Section 8.7.  Headings; Interpretation..................................................................33
     Section 8.8.  Counterparts..............................................................................33
     Section 8.9.  Benefits; Assignment......................................................................33

     Section 8.10. Governing Law.............................................................................33


EXHIBIT A       Form of Restated Certificate of Incorporation of Hotels.com

EXHIBIT B       Form of Company Affiliate Letter

                             INDEX OF DEFINED TERMS

Term                                                                                  Section
----                                                                                  -------
"Agreement"......................................................................    Preamble
"Approved Matter"................................................................    Section 3.1
"Business Day"...................................................................    Section 1.3
"Certificate of Merger"..........................................................    Section 1.2
"Certificates"...................................................................    Section 2.2(b)
"Closing"........................................................................    Section 1.3
"Closing Date"...................................................................    Section 1.3
"Code"...........................................................................    Recitals
"Common Shares Trust"............................................................    Section 2.2(e)(iii)
"Company"........................................................................    Preamble
"Company Banker".................................................................    Section 3.8
"Company Benefit Plans"..........................................................    Section 3.10(a)
"Company Class B Common Stock"...................................................    Section 2.1(a)
"Company Common Stock"...........................................................    Section 2.1(a)
"Company Disclosure Letter"......................................................    Section 3.2
"Company Material Adverse Effect"................................................    Section 3.1
"Company Option".................................................................    Section 2.3(a)
"Company Preferred Stock"........................................................    Section 3.2
"Company SEC Reports"............................................................    Section 3.6(a)
"Company Significant Subsidiaries"...............................................    Section 3.1
"Company Stock-Based Award"......................................................    Section 2.3(b)
"Company Warrant"................................................................    Section 2.4
"Constituent Corporations".......................................................    Section 1.1
"Covered Persons"................................................................    Section 5.10(c)
"Delaware Statute"...............................................................    Recitals
"D&O Insurance"..................................................................    Section 5.10(c)
"Effective Time".................................................................    Section 1.2
"ERISA"..........................................................................    Section 3.10(a)
"ERISA Plan".....................................................................    Section 3.10(a)
"Excess Shares"..................................................................    Section 2.2(e)(ii)
"Exchange Act"...................................................................    Section 3.4(b)
"Exchange Agent".................................................................    Section 2.2(a)
"Exchange Fund"..................................................................    Section 2.2(a)
"Exchange Ratio".................................................................    Section 2.1(c)
"GAAP"...........................................................................    Section 3.6(b)
"Governmental Entity"............................................................    Section 3.4(b)
"Information Statement/Prospectus"...............................................    Section 5.4
"Merger".........................................................................    Recitals
"Merger Consideration"...........................................................    Section 2.1(c)
"Multiemployer Plan".............................................................    Section 3.10(a)
"NASD"...........................................................................    Section 2.2(e)(iii)
"Other Filings" .................................................................    Section 5.4

"Parent".........................................................................    Preamble
"Parent Banker"..................................................................    Section 4.8
"Parent Class B Common Stock"....................................................    Section 4.2
"Parent Common Stock"............................................................    Section 2.1(c)
"Parent Disclosure Letter".......................................................    Section 4.2
"Parent Material Adverse Effect".................................................    Section 4.1
"Parent Preferred Stock".........................................................    Section 4.2
"Parent Proxy Statement".........................................................    Section 4.2
"Parent SEC Reports".............................................................    Section 4.6(a)
"Parent Significant Subsidiaries"................................................    Section 4.1
"Parent Stock-Based Award".......................................................    Section 2.3(b)
"Parent Warrant".................................................................    Section 2.4
"S-4"............................................................................    Section 3.7
"SEC"............................................................................    Section 3.1
"Securities Act".................................................................    Section 3.6(a)
"Special Committee"..............................................................    Recitals
"Stock Plans"....................................................................    Section 2.3(a)
"Sub"............................................................................    Preamble
"Sub Common Stock"...............................................................    Section 2.1(a)
"subsidiary".....................................................................    Section 8.7
"Surviving Corporation"..........................................................    Section 1.1
"Surviving Corporation Common Stock".............................................    Section 2.1(a)
"Transactions"...................................................................    Sections 3.3(a)

                  AGREEMENT AND PLAN OF MERGER, dated as of April 9, 2003 (this "Agreement"), by and among USA INTERACTIVE, a Delaware corporation ("Parent"), HERMITAGE MERGER CORP., a Delaware corporation and direct wholly owned subsidiary of Parent ("Sub"), and HOTELS.COM, a Delaware corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, the Boards of Directors of Parent, Sub, and the Company deem it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company enter into a business combination pursuant to which Parent would acquire the issued and outstanding shares of the Company that it does not already own;

                  WHEREAS, to effect such business combination, upon the terms and subject to the conditions set forth herein and the General Corporation Law of the State of Delaware (the "Delaware Statute"), Sub will merge with and into the Company with the Company continuing as the surviving corporation (the "Merger");

                  WHEREAS, upon consummation of the Merger, the Company will become a wholly owned subsidiary of Parent;

                  WHEREAS, simultaneously with the execution hereof, Parent has entered into an amendment to that certain Amended and Restated Asset Purchase Agreement by and among the Company, Parent, TMF, Inc., HRN Marketing Corp., David Litman and Robert Diener, providing for the transfer restrictions on the shares of Company Common Stock beneficially owned by them to continue with respect to shares of Parent Common Stock received in respect of their shares of restricted Company Common Stock;

                  WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger and the transactions contemplated thereby shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, the Board of Directors of the Company has established a Special Committee thereof (the "Special Committee") and has delegated to the Special Committee the authority to, among other things, negotiate the terms and conditions of this Agreement, retain separate outside legal counsel and a separate financial advisor and recommend to the full Board of Directors of the Company whether the Board of Directors of the Company should approve and declare the advisability of this Agreement; and

                  WHEREAS, the Special Committee, after having consulted with its legal and financial advisors, has determined that the Merger is fair to, and in the best interests of, the holders of Company Common Stock (as defined herein) other than Parent and its subsidiaries, and has recommended to the full Board of Directors of the Company that the Board of Directors of the Company approve and declare the advisability of this Agreement, and a majority of the directors of the Company has approved and declared the advisability of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Statute, at the Effective Time, Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Sub shall cease. Sub and the Company are collectively referred to as the "Constituent Corporations."

                  SECTION 1.2. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the Merger shall become effective (the "Effective Time") upon the filing of a properly executed certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the Delaware Statute, or at such later time as agreed to by the parties and set forth in the Certificate of Merger.

                  SECTION 1.3. CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties hereto, which date shall be no later than the third Business Day after satisfaction of the latest to occur of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing), unless another date is agreed to in writing by the parties hereto. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another place is agreed to in writing by the parties hereto. "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

                  SECTION 1.4. EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Sub shall cease and Sub shall be merged with and into the Company, with the result that the Company shall be the Surviving Corporation, and (b) the Merger shall have all of the effects provided by the Delaware Statute.

                  SECTION 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION; DIRECTORS AND OFFICERS. At the Effective Time, (a) the Certificate of Incorporation of the Company shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter and further amended as provided therein and under the Delaware Statute it shall be the Certificate of Incorporation of the Surviving Corporation, (b) the Bylaws of Sub shall become the Bylaws of the Surviving Corporation until altered, amended or repealed as provided under the Delaware Statute or in the Certificate of Incorporation or Bylaws of the Surviving Corporation, (c) the directors of Sub shall become the initial directors of the Surviving Corporation, such directors to hold office from the Effective Time until their respective successors are duly elected or appointed as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, and
(d) the officers of the Company shall continue as the officers of the Surviving Corporation until such time as their respective successors are duly elected as provided in the Bylaws of the Surviving Corporation.

                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 2.1. EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

                  (a) Capital Stock of Sub. Each issued and outstanding share of common stock, $0.01 par value per share, of Sub ("Sub Common Stock") shall be converted into and exchanged for a one share of common stock, $0.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock") with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (b) Treatment of Certain Company Shares. Each share of Class A common stock of the Company, par value $0.01 per share ("Company Common Stock") that is owned by the Company as treasury stock or by Parent, and each share of Class B common stock, par value $0.01 per share of the Company ("Company Class B Common Stock"), shall be cancelled and retired and shall cease to exist.

                  (c) Exchange Ratio for Company Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock subject to Section 2.1(b)) shall, subject to Section 2.1(d), be converted into the right to receive 2.4 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, $0.01 par value per share, of Parent ("Parent Common Stock") (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding, and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued; and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                  (d) Adjustment of Exchange Ratio for Dilution and Other Matters. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, reorganization, split-up, stock dividend (including any dividend or distribution of securities convertible into, or exercisable or exchangeable for, Parent Common Stock or Company Common Stock), stock combination, exchange of shares, readjustment or otherwise, as the case may be, or either Parent or the Company declares any other dividend or distribution with respect to Parent Common Stock or Company Common Stock, respectively, with a record date occurring prior to the Effective Time, then the Exchange Ratio and the Merger Consideration shall, without duplication, be correspondingly adjusted.

                  SECTION 2.2. EXCHANGE OF CERTIFICATES.

                  (a) Exchange Agent. Prior to the Closing Date, Parent shall select the Bank of New York or another bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). Prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, the "Exchange Fund") issuable pursuant to Section 2.1(c) at the Effective Time in exchange for outstanding shares of Company Common Stock, which shall include such shares of Parent Common Stock to be sold by the Exchange Agent pursuant to Section 2.2(e).

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (other than the Company, Parent, Sub and any wholly owned subsidiary of the Company) of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive Parent Common Stock pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2 and any cash in lieu of fractional shares of Parent Common Stock, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock may be issued and paid to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Article 2 and the Delaware Statute. The consideration to be issued in the Merger will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and any other required documents. No interest will be payable on such consideration, regardless of any delay in making payments.

                  (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered

Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor or such holder's transferee pursuant to Section 2.2(e), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions on Parent Common Stock with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions on Parent Common Stock with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article 2 (plus any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to the shares of Company Common Stock that are outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

                  (e) No Issuance of Fractional Shares.

                      (i) No certificates or scrip for fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                      (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess, the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices in the over-the-counter market, all in the manner provided in clause (iii) of this Section 2.2(e).

                      (iii) The sale of the Excess Shares by the Exchange Agent shall be executed in the over-the-counter market through one or more member firms of the National Association of Securities Dealers, Inc. (the "NASD") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock (the "Common Shares Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled and the denominator of which is the Excess Shares.

                      (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Company Common Stock in lieu of any fractional share interests and subject to clause
         (v) of this Section 2.2(e), the Exchange Agent shall make available such amounts to such holders of Company Common Stock.

                      (v) Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund and Common Shares Trust that remains undistributed to the stockholders of the Company for 12 months after the Effective Time shall be delivered to Parent, upon demand, and any former stockholders of the Company that have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. To the fullest extent permitted by law, neither the Exchange Agent, Parent, Sub nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to applicable law and public policy, if any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, then any Merger Consideration payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificates shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificates shall also deliver a reasonable indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed. The affidavit and any indemnity that may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

                  SECTION 2.3. STOCK COMPENSATION AWARDS.

                  (a) Each option to purchase shares of Company Common Stock (a "Company Option") granted under the employee and director stock plans of the Company (the "Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to purchase shares of Parent Common Stock (a "Parent Option") on the same terms and conditions as were applicable under such Company Option. The number of shares of Parent Common Stock subject to each such Parent Option shall be the number of shares of Company Common Stock subject to each such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, and such Parent Option shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in such Company Option divided by the Exchange Ratio; provided, however, that, in the case of any Company Option to which
Section 421 of the Code applies immediately prior to the Effective Time by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares of Parent Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

                  (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under the Stock Plans (including restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Company Options (each, a "Company Stock-Based Award"), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Company Common Stock and shall be converted, at the Effective Time, into a right or award with respect to Parent Common Stock (a "Parent Stock-Based Award"), on the same terms and conditions as were applicable under the Company Stock-Based Awards. The number of shares of Parent Common Stock subject to each such Parent Stock-Based Award shall be equal to the number of shares of Company Common Stock subject to the Company Stock-Based Award, multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock. All dividend equivalents credited to the account of each holder of a Company Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

                  (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options and Company Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Stock Plans and agreements evidencing the grants of such Company Options and the Company Stock-Based Awards, and stating that such Company Options and Company Stock-Based Awards and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Merger and the terms of the Stock Plans).

                  (d) Prior to the Effective Time, the Company shall take all necessary action for the adjustment of the Company Options and the Company Stock-Based Awards under this Section 2.3. Parent shall reserve for issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Parent Options and Parent Stock-Based Awards as a result of the actions contemplated by this Section 2.3. As soon as practicable following the Effective Time (and in any event not later than two Business Days following the Effective Time), Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of Parent Common Stock subject to such Parent Options and Parent Stock-Based Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options or Parent Stock-Based Awards remain outstanding.

                  SECTION 2.4. COMPANY WARRANTS. Each warrant to purchase shares of Company Common Stock (a "Company Warrant") granted under a warrant agreement of the Company that is outstanding immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to purchase shares of Company Common Stock and shall at the election of Parent and at the Effective Time, either represent a right to purchase shares of Parent Common Stock or be converted into a warrant to purchase shares of Parent Common Stock (a "Parent Warrant"), in each case on substantially the same terms and conditions as were applicable under such Company Warrant. The number of shares of Parent Common Stock subject to each such Company Warrant or Parent Warrant, as the case may be, shall be the number of shares of Company Common Stock subject to each such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, and such Company Warrant or Parent Warrant, as the case may be shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in such Company Warrant divided by the Exchange Ratio. Notwithstanding the foregoing, any adjustment to the number of shares receivable upon exercise of a Parent Warrant or a Company Warrant or to the exercise price pursuant to this Section 2.4 shall not be duplicative of any such adjustments that occur pursuant to the terms of the underlying Company Warrant.

                  SECTION 2.5. FURTHER ASSURANCES. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, or to vest, perfect or confirm of record or otherwise establish in the Surviving Corporation full right, title and interest in, to or under any of the assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of each of the Constituent Corporations or otherwise to take all such lawful and reasonably necessary or desirable action.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  SECTION 3.1. ORGANIZATION AND QUALIFICATION. Each of the Company and its "Significant Subsidiaries" (as defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") and which are referred to herein as the "Company Significant Subsidiaries") is a corporation or other entity duly incorporated or organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and the Company Significant Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its subsidiaries is, as applicable, duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, excluding (i) any changes or effects resulting from any matter, which matter has been or is expressly approved by the Board of Directors of the Company unless, with respect to such matter, the directors of the Company who are also executive officers of Parent either voted against or abstained from voting (such matter and related contemplated transactions, an "Approved Matter"), (ii) changes in economic or regulatory conditions in the industries in which the Company carries on business as of the date hereof, and changes in general economic, regulatory or political conditions, including, without limitation, acts of war or terrorism, and (iii) changes resulting from the announcement of the Transactions and any other public announcement of Parent during the term of this Agreement to the extent not covered in any other public announcement of the Company during the term of this Agreement or based upon information provided to Parent by the Company. Other than wholly owned subsidiaries and except as disclosed in the Company SEC Reports or Section 3.1 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

                  SECTION 3.2. CAPITALIZATION. The authorized capital stock of the Company consists solely of 600,000,000 shares of Company Common Stock, 150,000,000 shares of Company Class B Common Stock, and 20,000,000 shares of preferred stock, par value $.01 per share, of the Company ("Company Preferred Stock"). No shares of Company Preferred Stock are issued or outstanding. At the close of business on April 4, 2003, (a) 17,936,574 shares of Company Common Stock and 38,999,100 shares of Company Class B Common Stock were issued and outstanding, and (b) 1,606,394 shares of Company Common Stock and no shares of Company Class B Common Stock were held in treasury by the Company or by wholly owned subsidiaries of the Company. All shares of Company Common Stock and Company Class B Common Stock that are issued and outstanding on the date hereof are duly authorized, validly issued and fully paid and nonassessable. Except as set forth in this Section 3.2 or as disclosed in Section 3.2 of the disclosure letter delivered by the Company to Parent on or prior to the date hereof (the "Company Disclosure Letter"), as of April 4, 2003, there are no options, warrants, rights, puts, calls, commitments, or other contracts, arrangements or understandings issued by or binding upon the Company requiring or providing for, and there are no outstanding debt or equity securities of the Company which upon the conversion, exchange or exercise thereof would require or provide for the issuance by the Company of any new or additional shares of Company Common Stock, Company Class B Common Stock or Company Preferred Stock (or any other securities of the Company) which, with or without notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of Company Common Stock, Company Class B Common Stock or Company Preferred Stock (or any other securities of the Company). Since April 4, 2003, the Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date or in connection with the conversion, if any, of shares of Company Class B Common Stock into shares of Company Common Stock. There are no preemptive or other similar rights available to the existing holders of Company Common Stock or Company Class B Common Stock.

                  SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD APPROVAL.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of the Company of this Agreement, to consummate the transactions contemplated by this Agreement (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the voting power of Company Common Stock and Company Class B Common Stock, voting together as a single class, which approval is the only approval required to consummate the Transactions under the Company's Certificate of Incorporation and the Delaware Statute). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of specific performance or injunctive relief and other equitable remedies.

                  (b) The Board of Directors of the Company, based on the recommendation of the Special Committee (which recommendation was a condition to the approval of the Company's

Board of Directors set forth in clause (i) of this sentence) has, prior to the execution of this Agreement, (i) approved this Agreement and the Transactions (including for purposes of Section 144 of the Delaware Statute), (ii) determined that the Transactions are fair to and in the best interests of its public stockholders, (iii) declared this Agreement and the Transactions advisable, and
(iv) recommended that the stockholders of the Company approve this Agreement and the Transactions. This Agreement and the Transactions have been approved by the unanimous vote of the members of the Special Committee, the unanimous vote of the members of the Board of Directors of the Company (excluding the directors of the Company that are also directors or officers of Parent), and by the vote of a majority of the members of the Board of Directors of the Company.

                  SECTION 3.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the Transactions by the Company will not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of the Company or any of the Company Significant Subsidiaries; (ii) subject to obtaining the approval of the Company's stockholders of this Agreement in accordance with the Delaware Statute and the Company's Certificate of Incorporation and Bylaws and compliance with the requirements set forth in
Section 3.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected; or (iii) except as set forth in Section 3.4(a) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or the Company or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or affected, in each case having value or requiring payments over the term thereof equal to or greater than $2.5 million, except, in the case of clause (ii) above, for any such conflicts or violations that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4(a) of the Company Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by the Company or the Company Significant Subsidiaries in connection with entering into of this Agreement or the consummation of the Transactions.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) the filing of documents to satisfy the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state takeover laws, (ii) the filing and effectiveness of the S-4, including the Information Statement/Prospectus in definitive form relating to the Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate corresponding documents with the Secretary of State of other states in which the Company is qualified to transact business as a foreign corporation,
(iv) filings under the rules and regulations of the NASD, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect the Company from performing its obligations under this Agreement or (B) would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.5. COMPLIANCE WITH LAWS.

                  Except as set forth in Section 3.5 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, or (b) whether after the giving of notice or passage of time or both, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except for any conflicts, defaults or violations that do not and would not have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.6. SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has made available to Parent a correct and complete copy of each report, schedule, registration statement (but only such registration statements that have become effective prior to the date hereof) and definitive proxy statement filed by the Company with the SEC on or since January 1, 2002 and prior to the date of this Agreement (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by the Company with the SEC since such date; provided that, if the Company amends any of the Company SEC Reports, such amendment shall not mean or imply that any representation or warranty in this Agreement was not true when made or became untrue thereafter. As of their respective dates, the Company SEC Reports and any forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made with respect to information included in the Company SEC Reports that was provided in writing by Parent or Sub. None of the Company's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q or the Exchange Act regulations promulgated by the SEC), and each fairly presented the consolidated financial position of the Company and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                  SECTION 3.7. REGISTRATION STATEMENT; INFORMATION STATEMENT. Subject to the following sentence, none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (as supplemented or amended prior to the Effective Time, the "S-4") will, at the time the S-4 is initially filed with the SEC and at the time the S-4 initially becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (b) the Information Statement/Prospectus will, at the date the Information Statement/Prospectus is mailed to the stockholders of the Company and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information included in the S-4 or Information Statement/Prospectus other than information supplied by the Company, its auditors, legal counsel, financial advisors or other consultants or advisors for inclusion or incorporation by reference therein. The definitive information statement (as supplemented or amended prior to the Effective Time) relating to this Agreement and the Transactions will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                  SECTION 3.8. BROKERS. Other than Lazard, Freres & Co. LLC (the "Company Banker"), no broker, finder or investment banker is entitled to any brokerage, finders' or other fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or the Special Committee. The Company heretofore has furnished to Parent a complete copy of all agreements between the Company Banker and the Company or the Special Committee pursuant to which such firm would be entitled to any payment relating to the Merger and the other Transactions.

                  SECTION 3.9. OPINION OF FINANCIAL ADVISOR. The Special Committee and the Company's Board of Directors have received the written opinion, dated April 9, 2003, of the Company Banker that, as of April 9, 2003, the Exchange Ratio is fair to the public holders of Company Common Stock from a financial point of view, a copy of which opinion has been delivered to Parent.

                  SECTION 3.10. EMPLOYEE BENEFIT PLANS.

                  (a) The Company has delivered a true and complete list of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive or employee benefit plans, arrangements or agreements, whether arrived at through collective bargaining or otherwise, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any entity required to be aggregated with the Company pursuant to Section 414 of the Code for the benefit of current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate, excluding any such plans, arrangements or agreements that are offered or maintained by Parent (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan").

                  (b) (i) Each of the Company Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA (as defined herein) and the Code, (ii) except as set forth on Section 3.10(b) of the Company Disclosure Letter, each of the Company Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter, and there are no existing circumstances or any events that have occurred that would be reasonably expected to affect adversely the qualified status of any such Company Benefit Plan, (iii) no Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Company or its subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of the Company or its subsidiaries, or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), and
(vi) to the best knowledge of the Company there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

                  (c) No Company Benefit Plan is subject to Title IV or Section 302 of ERISA, and no circumstances exist that could result in material liability to the Company under Title IV or Section 302 of ERISA.

                  (d) Except as set forth in Section 3.10 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions (or any termination of employment in connection with the Transactions) will (i) result in any payment becoming due to any current or former director or employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits, except for any payments or vesting which would occur upon a termination of employment absent the consummation of the Transactions or which arise under any plan, agreement or arrangement offered or maintained by Parent.

                  SECTION 3.11. TAX MATTERS. Neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

                  SECTION 3.12. LITIGATION. Except as disclosed in the Company SEC Reports or Section 3.12 of the Company Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or would reasonably be anticipated to, have a Company Material Adverse Effect.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub jointly and severally represent and warrant to the Company, as follows:

                  SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of Parent, Sub and Parent's "Significant Subsidiaries" (as defined in Regulation S-X promulgated by the SEC), other than the Company or any of its subsidiaries (the "Parent Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Significant Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent, Sub and the Parent Significant Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly licensed or qualified and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole, in each case excluding (i) changes in economic or regulatory conditions in the industries in which Parent carries on business as of the date hereof, and changes in general economic, regulatory or political conditions, including, without limitation, acts of war or terrorism, and (ii) changes resulting from the announcement of the Transactions and any other public announcement of the Company during the term of this Agreement.

                  SECTION 4.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 1,600,000,000 shares of common stock, par value $0.01 per share ("Parent Common Stock"), 400,000,000 shares of Class B common stock, par value $0.01 per share ("Parent B Common Stock") and 100,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on March 31, 2003, (a) 439,940,745 shares of Parent Common Stock were issued and 433,293,733 shares of Parent Common Stock were outstanding, 64,629,996 shares of Parent Class B Common Stock and 13,118,182 shares of Parent Preferred Stock were issued and outstanding, in each case, except as disclosed in the Parent's proxy statement dated March 25, 2002 (the "Parent Proxy Statement"), not subject to any preemptive rights, and
(b) 6,647,012 shares of Parent Common Stock, no shares of Parent Class B Common Stock and no shares of Parent Preferred Stock were held in treasury by Parent or by subsidiaries of Parent. Other than (a) options to purchase 74,502,354 shares of Parent Common Stock issued pursuant to employee benefit plans and agreements of Parent, (b) 79,280,240 shares of Parent Common Stock issuable upon exercise of outstanding warrants, (c) up to 25,720,819 shares of Parent Common Stock issuable upon conversion of Parent Preferred Stock, (d) 539,169 restricted shares of Parent Common Stock, and (e) 2,425,500 shares of Parent Common Stock issuable in respect of restricted units, (f) 97,814 shares of Parent Common Stock issuable pursuant to Parent's Bonus Stock Purchase Program, and (g) shares of Parent Common Stock issuable in connection with the Agreement and Plan of Merger, by and among Parent, Equinox Merger Corp. and Expedia, Inc., except in connection with this Agreement, as disclosed in the disclosure letter delivered by Parent to the Company on or prior to the date hereof (the "Parent Disclosure Letter"), or in connection with the agreements described in the Parent Proxy Statement, as of March 31, 2003, (y) there were no options, warrants, rights, puts, calls, commitments or other contracts, arrangements or understandings issued by or binding upon Parent requiring or providing for, and (z) there are no outstanding debt or equity securities of Parent which upon the conversion, exchange or exercise thereof would require or provide for the issuance by Parent of any new or additional shares of Parent Common Stock (or any other securities of Parent) which, with or without notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for Parent Common Stock (or any other securities of Parent). Since March 31, 2003 through the date hereof, Parent has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as disclosed in Section 4.2 to the Company Disclosure Schedule, pursuant to the exercise of employee stock options granted prior to such date and the vesting of restricted stock units. The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, of which, as of the date hereof, 100 shares of Sub Common Stock are issued and outstanding. The shares of Parent Common Stock to be issued in the Merger will, upon issuance, be validly issued, fully paid, nonassessable, except as disclosed in the Parent Proxy Statement, not subject to any preemptive rights, and free and clear of all security interests, liens, claims, pledges or other encumbrances of any nature whatsoever (in each case to which Parent is a party).

                  SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD APPROVAL.

                  (a) Each of Parent and Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of Sub of this Agreement, to consummate the Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, or to consummate the Transactions (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the voting power of Sub Common Stock, which approval is the only approval of Sub required to consummate the Transactions under Sub's certificate of incorporation and the Delaware Statute, and other than the approval of the NASD listing application with respect to the issuance of shares of Parent Common Stock in the Merger). This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of specific performance or injunctive relief and other equitable remedies.

                  (b) The Board of Directors of Parent has (i) approved this Agreement and the Transactions and (ii) determined that the Transactions are fair to and in the best interests of the stockholders of Parent. Parent has not taken any action in its capacity as a stockholder of the Company that would cause Section 203 of the Delaware Statute to be applicable to this Agreement. No vote of Parent's stockholders is required in connection with the Transactions.

                  SECTION 4.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the Transactions by Parent and Sub will not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or Sub; (ii) subject to compliance with the requirements set forth in Section 4.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Sub or by which their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or of Parent or Sub under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties are bound or affected, except in the cases of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent and Sub from performing their respective obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a

Parent Material Adverse Effect. There are no material consents, waivers, and approvals under any agreements, contracts, licenses or leases required to be obtained by Parent or Sub in connection with entering into of this Agreement and the consummation of the Transactions.

                  (b) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the Transactions by Parent and Sub will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity except (i) the filing of documents to satisfy the applicable requirements, if any, of the Exchange Act and state takeover laws, (ii) the filing and effectiveness of the S-4, including the Information Statement/Prospectus, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate corresponding documents with the Secretary of State of other states in which the Company is qualified to transact business as a foreign corporation, (iv) filings under the rules and regulations of the NASD, (v) filings under state securities laws, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect Parent or Sub from performing their respective obligations under this Agreement or (B) would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  SECTION 4.5. COMPLIANCE WITH LAWS. Except as set forth in
Section 4.5 of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of (a) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which any of their respective properties is bound, or (b) whether after the giving of notice or passage of time or both, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties is bound, except for any such conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 4.6. SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has made available to the Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 1, 2002 and prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since such date; provided that, if Parent amends any of the Parent SEC Reports, such amendment shall not mean or imply that any representation or warranty in this Agreement was not true when made or became untrue thereafter. As of their respective dates, the Parent SEC Reports and any forms, reports and other documents filed by Parent and Sub after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made with respect to information included in the Parent SEC Reports that was provided in writing by the Company.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q or the Exchange Act regulations promulgated by the SEC) and each fairly presented the consolidated financial position of Parent and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                  SECTION 4.7. REGISTRATION STATEMENT; INFORMATION STATEMENT. Subject to following sentence, the S-4 will not, at the time the S-4 is initially filed with the SEC and at the time it initially becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and the Information Statement/Prospectus will not, at the date the Information Statement/Prospectus is mailed to the stockholders of the Company and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to any information supplied by the Company and/or its auditors, legal counsel, financial advisors or other consultants or advisors specifically for inclusion or incorporation by reference in the S-4 or the Information Statement/Prospectus. The S-4, including the prospectus contained therein (as supplemented or amended prior to the Effective Time), will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

                  SECTION 4.8. BROKERS. Other than Allen & Company Incorporated (the "Parent Banker"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

                  SECTION 4.9. INTERIM OPERATIONS OF SUB. Sub is a direct wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 4.10. TAX MATTERS. Neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                  SECTION 4.11. LITIGATION. Except as disclosed in the Parent SEC Reports or Section 4.11 of the Parent Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of Parent, threatened against Parent, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or would reasonably be anticipated to, have a Parent Material Adverse Effect.

                  SECTION 4.12. OWNERSHIP OF COMPANY SHARES. As of the date hereof, Parent owns no shares of Company Common Stock and 38,999,100 shares of Company Class B Common Stock. No subsidiary of Parent, including Sub, owns any shares of Company Common Stock or Company Class B Common Stock.

                                    ARTICLE 5

                        CONDUCT AND TRANSACTIONS PRIOR TO
                      EFFECTIVE TIME; ADDITIONAL AGREEMENTS

                  SECTION 5.1. INFORMATION AND ACCESS. From the date of this Agreement and continuing until the Effective Time, Parent, as to itself and Sub, on the one hand, and the Company, as to itself and its subsidiaries, on the other hand, each agrees that it shall afford and, with respect to clause (b) below, shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other reasonable access, upon reasonable advance notice, to its (and in the case of Parent, Sub's, and in the case of the Company, its subsidiaries') properties, books, records (including tax returns filed and those in preparation) and executives and personnel in order that the other may have a full opportunity to make such investigation as it reasonably desires to make of the other consistent with their rights under this Agreement, and (b) to the independent auditors of the other, reasonable access to the audit work papers and other records of its independent auditors. No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party. No party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege or the institution in possession or control of such information or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  SECTION 5.2. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including Section 5.2 of the Company Disclosure Letter) or with respect to Approved Matters, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 7.1, (a) the Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice, including, without limitation, consulting with, advising and obtaining the approval of Parent, in each case consistent with past practice, and (b) without limiting the provisions of clause (a) in this paragraph, neither the Company nor any of its subsidiaries shall without the prior written consent of Parent (or, to the extent consistent with past practice with regard to the matter at issue, the prior oral consent of Parent):

                      (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, except dividends or distributions declared and paid by a wholly owned subsidiary of the Company only to the Company or another wholly owned subsidiary of the Company;

                      (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

                      (iii) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than the issuance of such capital stock to the Company or a wholly owned subsidiary of the Company, or upon the exercise or conversion of outstanding options or warrants in accordance with the Stock Plan in effect on the date of this Agreement or other convertible or exchangeable securities outstanding on the date hereof, in each case in accordance with their present terms), authorize or propose any change in its equity capitalization, or amend any of the financial or other economic terms of such securities or the financial or other economic terms of any agreement relating to such securities;

                      (iv) amend its Certificate of Incorporation, Bylaws or other organizational documents in any manner;

                      (v) take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in
         Article 6 not being satisfied;

                      (vi) merge or consolidate with any other person, or acquire any assets or capital stock of any other person, other than acquisitions of assets in the ordinary course of business, such as for inventory or relating to the ordinary operations of the Company;

                      (vii) incur any indebtedness for money borrowed or guarantee any such indebtedness of another person or increase indebtedness for money borrowed outstanding under any current agreement relating to indebtedness for money borrowed, except as disclosed on
         Section 5.2 of the Company Disclosure Letter or in the ordinary course of business;

                      (viii) make or authorize any capital expenditures of the Company and its subsidiaries taken as a whole, other than capital expenditures permitted pursuant to Section 5.2 of Company Disclosure Letter and other than capital expenditures that are part of the Company's then existing budget, which has previously been approved by the Company's Board of Directors;

                      (ix) except as may be required by changes in applicable law or GAAP, change any method, practice or principle of accounting, or change in any material respect its method of reporting income and deductions for United States federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2001, except as required by changes in law or regulation;

                      (x) enter into any new employment agreements, or increase the compensation of any officer or director of the Company or any senior executive of any of its subsidiaries or operating units (including entering into any bonus, severance, change of control, termination, reduction-in-force or consulting agreement or other employee benefits arrangement or agreement pursuant to which such person has the right to any form of compensation from the Company or any of its subsidiaries), other than as required by law or by written agreements in effect on the date hereof with such person, or otherwise amend in any material respect any existing agreements with any such person or use its discretion to amend any Company Benefit Plan or accelerate the vesting or any payment under any Company Benefit Plan;

                      (xi) enter into any transaction with any officer or director of the Company or any senior executive of any of its subsidiaries or operating units, other than as provided for in the terms of any agreement in effect on or prior to the date hereof and described in the Company Disclosure Letter;

                      (xii) settle or otherwise compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to the Company or any of its subsidiaries; or

                      (xiii) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  SECTION 5.3. CONDUCT OF BUSINESS OF PARENT. Except as contemplated by this Agreement (including the Parent Disclosure Letter), and agreements described in the Parent Proxy Statement or any Parent SEC Report, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 7.1, Parent shall not, without the prior written consent of the Company, take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article 6 not being satisfied.

                  SECTION 5.4. PREPARATION OF S-4 AND INFORMATION STATEMENT; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the S-4, which shall include a preliminary information statement of the Company relating to the Merger as well as a prospectus of Parent. Each of Parent and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the information statement of the Company and prospectus of Parent in definitive form (as supplemented or amended prior to the Effective Time, the "Information Statement/Prospectus") to be mailed to the Company's stockholders at the earliest practicable time after the S-4 is declared effective under the Securities Act. At the option of Parent, Parent may combine the Information Statement/Prospectus with the proxy and information statement/prospectus relating to USA's acquisition of Expedia, Inc. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal laws relating to the Transactions (the "Other Filings"). Each of the Company and Parent will notify each other promptly upon the receipt of any comments, whether oral or written, from the SEC or its staff and upon any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 or the Information Statement/Prospectus or any Other Filing or for additional information, and will supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Information Statement/Prospectus or the Merger. No amendment or supplement to the Information Statement/Prospectus or S-4 will be made by the Company or Parent without the prior approval of the other party, except as required by applicable laws and then only to the extent necessary, or without providing the other party the opportunity to review and comment thereon. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the S-4 has been declared effective, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If, at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the S-4, the Information Statement/Prospectus or any Other Filing so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or an event occurs which is required to be set forth in an amendment or supplement to the Information Statement/Prospectus, the S-4 or any Other Filing, the party that discovers such information shall promptly notify the other party and an amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the Company's stockholders. The Company and Parent each shall promptly provide the other (or its counsel) copies of all filings made by it with any Governmental Entity in connection with this Agreement and the Transactions.

                  SECTION 5.5. WRITTEN CONSENT.

                  (a) Parent agrees that immediately following the execution and delivery of this Agreement, it shall deliver to the Company a duly executed irrevocable written consent with respect to all shares of Company Class B Common Stock owned by it adopting the Agreement as approved by the Board of Directors of the Company. Parent agrees that it shall not transfer, other than to an affiliate of Parent, any shares of Company Class B Common Stock beneficially owned by Parent on the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms. If this Agreement is subsequently amended and such amendment is approved by the Board of Directors of Parent and the Company or if a subsequent consent is deemed necessary to consummate the Transactions contemplated by this Agreement, then Parent shall as soon thereafter as practicable either (a) execute and deliver a written consent with respect to all shares of Company Class B Common Stock owned directly or indirectly by it on the date hereof adopting this Agreement, or (b) at a meeting of the Company's stockholders at which any proposal to adopt the Merger Agreement is proposed, cause all shares of Company Class B Common Stock owned directly or indirectly by it on the date hereof (i) to appear, in person or by proxy, so that all such shares are counted for the purpose of obtaining a quorum at any such meeting of stockholders of the Company, and at any adjournment or adjournments thereof, and (ii) to vote, in person or by proxy, with respect to such shares to adopt such amendment to this Agreement. Parent shall cause all shares of Company Class B Common Stock owned directly or indirectly by it on the date hereof to vote against, and refrain from executing and delivering written consents in favor of, any proposal that is contrary to the adoption of this Agreement and the Transactions contemplated hereby. Following delivery of any written consent of Parent contemplated by this Section 5.5, the Company shall promptly provide to its stockholders the notice required pursuant to Section 228(e) of the Delaware Statute.

                  (b) Parent agrees that immediately following the execution and delivery of this Agreement, it shall deliver to Sub a duly executed irrevocable written consent (with a copy being delivered to the Company) with respect to all shares of Sub Common Stock owned by it adopting the Agreement as approved by the Board of Directors of Sub.

                  SECTION 5.6. AGREEMENTS TO TAKE REASONABLE ACTION.

                  (a) The parties shall take, and shall cause their respective subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other parties in connection with any such requirements imposed upon them or any of their subsidiaries in connection with the Merger. Each party shall take, and shall cause its subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other parties in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by it (or by the other parties or any of their respective subsidiaries) in connection with the Transactions or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the Transactions; (iii) to fulfill all conditions applicable to the parties pursuant to this Agreement; (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; (v) to defend any lawsuit or other legal proceeding, whether judicial or administrative, challenging the Agreement, the consummation of the Transactions or the terms thereof; and (vi) to execute and deliver any additional agreements or instruments necessary to consummate the Transactions and fully carry out the purposes of the Agreement provided, however, that with respect to clauses (i) through (vi) above, the parties will take only such curative measures (such as licensing and divestiture) as the parties determine to be reasonable.

                  (b) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the Merger, subject to the appropriate approval of the stockholders of the Company.

                  SECTION 5.7. CONSENTS. Parent and the Company shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the Merger and the Transactions and to enable Parent and the Surviving Corporation to conduct and operate the business of Parent and the Company and their respective subsidiaries substantially as presently conducted and as contemplated to be conducted.

                  SECTION 5.8. NASDAQ QUOTATION. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable to the stockholders of the Company in the Merger (including the shares of Parent Common Stock reserved for issuance with respect to Company Stock Options and Company Stock-Based Awards) to be eligible for quotation on the Nasdaq National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted) prior to the Effective Time.

                  SECTION 5.9. AFFILIATES. At least ten Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent a list of names and addresses of those persons who, on the date hereof, are "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and applicable rules and regulations. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, from each of the affiliates of the Company identified in the foregoing list, agreements substantially in the form attached to this Agreement as Exhibit B.

                  SECTION 5.10. INDEMNIFICATION.

                  (a) Parent shall maintain in effect for the benefit of individuals who at or prior to the Effective Time were directors or officers of the Company the current provisions regarding indemnification and exculpation of officers and directors (including with respect to advancement of expenses) contained in the Certificate of Incorporation and Bylaws of the Company on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of such individuals, unless such modification is required after the Effective Time by applicable law and then only to the minimum extent required by such applicable law or except to make changes permitted by applicable law that would enlarge the exculpation or rights of indemnification thereunder; provided, however, that if any claims are asserted or made within such six-year period, all rights to indemnification (and to advancement of expenses) hereunder in respect of such claims shall continue, without diminution, until disposition of all such claims.

                  (b) The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), to the maximum extent permitted under applicable law, provide to the current directors and officers of the Company the maximum indemnification protection (including with respect to advancement of expenses, including advancing expenses as incurred) permitted under the Delaware Statute for a period of six (6) years after the Effective Time; provided, however, that if any claims are asserted or made within such six-year period, all rights to indemnification (and to advancement of expenses) hereunder in respect of such claims shall continue, without diminution, until disposition of all such claims.

                  (c) The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume, honor and fulfill in all respects the obligations of the Company pursuant to any indemnification agreements, including those contained in employment agreements (the employee parties under such agreements being referred to as the "Covered Persons") with the Company's directors, officers and other employees (if any) existing at the Effective Time. In addition, Parent shall provide, or cause the Surviving Corporation to provide, for a period of not less than six
(6) years after the Effective Time, the Company's current and former directors and officers who are currently covered by the Company's existing insurance and indemnification policy with an insurance and indemnification policy (including, without limitation, by arranging for run-off coverage, if necessary) that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy (it being acknowledged and understood that the Company currently self-insures for legally indemnifiable claims and maintains liability insurance solely for claims not so indemnifiable or in circumstances in which the Company cannot provide indemnification), or, if substantially equivalent insurance coverage is unavailable, the most advantageous D&O Insurance obtainable for an annual premium equal to 200% of the annual premium currently in place for the Company for such insurance; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently in place for the Company for such insurance, calculated on the basis of a fair allocation of the portion of such premium if Parent arranges such coverage on a group basis.

                  (d) This Section 5.10 shall survive the Effective Time, is intended to benefit the Surviving Corporation and the Covered Persons and shall be enforceable by the Covered Persons, their heirs, assigns and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. In the event the Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or at Parent's option, Parent, shall assume the obligations set forth in this Section 5.10.

                  SECTION 5.11. NOTIFICATION OF CERTAIN MATTERS. Each of the Company and Parent shall give prompt notice to the other party of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.12. EMPLOYEE AGREEMENTS. From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill all written employment, severance, termination, consulting and retirement agreements, as in effect on the date hereof, to which the Company or any of its subsidiaries is a party, pursuant to the terms thereof and applicable law.

                  SECTION 5.13. REORGANIZATION. From and after the date hereof, each of Parent and the Company and their respective subsidiaries shall not, and shall use reasonable efforts to cause their affiliates not to, take any action, or fail to take any action, which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement that would have such effect. Each of Parent and the Company shall, and shall cause each of their respective subsidiaries to, use reasonable efforts to obtain the opinions of counsel referred to in Section 6.2(c) and 6.3(c), including the execution of the officers' certificates referred to therein.

                  SECTION 5.14. PUBLIC ANNOUNCEMENTS. The initial press release relating to the Transactions shall be a joint press release, to be agreed upon by the Parent and the Company (including the Special Committee). Thereafter and until the Closing, Parent and the Company shall use their reasonable efforts to consult with each other before issuing any press release with respect to this Agreement or the Transactions.

                  SECTION 5.15. STOCKHOLDER LITIGATION. Each of the Company and the Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or the Parent and their respective directors and officers, as applicable, relating to the Transactions or this Agreement.

                  SECTION 5.16. SECTION 16B-3. Parent and the Company shall take all reasonable steps to cause the transactions contemplated by Section 2.3 and any other disposition of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent by each individual who (a) is a director or officer of the Company, or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

                  SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Information Statement/Prospectus. Twenty (20) business days shall have elapsed from the mailing of the Information Statement/Prospectus to the Company's stockholders.

                  (b) Effectiveness of the S-4. The S-4 shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

                  (c) Governmental Entity Approvals. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity, if any, necessary for the consummation of the Merger shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not be reasonably expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity be pending which would reasonably be expected to restrain or prohibit the consummation of the Merger; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

                  (e) Nasdaq Quotation. The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to the Merger (including the shares of Parent Common Stock reserved for issuance with respect to Company Stock Options and Company Stock-Based Awards) shall have been authorized for quotation on the Nasdaq National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted), upon official notice of issuance.

                  SECTION 6.2. CONDITIONS OF OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by
Parent:

                  (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 3.2 and 3.7 shall be true and correct as of the Closing Date as if made on such date (except with respect to Section 3.2 for inaccuracies that are not significant in amount and to Section 3.7 for inaccuracies on the date the S-4 is initially filed), (ii) except to the extent that the failure of the representations and warranties of the Company set forth in this Agreement to be true and correct, in the aggregate, would not have a Company Material Adverse Effect, the representations and warranties of the Company made in this Agreement, without regard to any materiality or "Material Adverse Effect" qualification therein, shall be true and correct as of the date hereof, and (iii) Parent shall have received a certificate signed by a senior executive officer of the Company certifying the fulfillment of the conditions set forth in clauses (i) and (ii) of this Section 6.2(a).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its obligations and covenants, taken as a whole, required to be performed by it under this Agreement prior to or as of the Closing Date, and Parent shall have received a certificate to such effect signed by a senior executive officer of the Company.

                  (c) Tax Opinion. Parent shall have received a written opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Parent, dated the Closing Date, to the effect that for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of
         Section 368(a) of the Code. In rendering such opinion, counsel to Parent shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Parent and the Company.

                  SECTION 6.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by the Company:

                  (a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 4.7 shall be true and correct as of the Closing Date as if made on such date, (ii) the representations and warranties of Parent set forth in Section 4.2 shall be true and correct as of the date hereof (except for inaccuracies that are not significant in amount and to Section 4.7 for inaccuracies on the date the S-4 is initially filed), and (iii) except to the extent that the failure of the representations and warranties of Parent and Sub set forth in this Agreement to be true and correct, in the aggregate, would not have a Parent Material Adverse Effect, the representations and warranties of Parent and Sub made in this Agreement, without regard to any materiality or "Material Adverse Effect" qualification therein, shall be true and correct as of the date hereof, and (iii) the Company shall have received a certificate signed by a senior executive officer of Parent certifying the fulfillment of the conditions set forth in clauses (i) through (iii) of this Section 6.3(a).

                  (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all of their respective obligations and covenants, taken as a whole, required to be performed by such party under this Agreement prior to or as of the Closing Date, and the Company shall have received a certificate to such effect signed by a senior executive officer of Parent.

                  (c) Tax Opinion. The Company shall have received a written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Company, dated the Closing Date, to the effect that for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to the Company shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Parent and the Company.

                                    ARTICLE 7

                                   TERMINATION

                  SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

                  (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated by November 15, 2003 (provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                  (c) by either Parent or the Company, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

                  (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement such that the conditions set forth in Section 6.3(a) or
         Section 6.3(b) shall have become incapable of fulfillment and such breach shall not have been waived by the Company; or

                  (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 6.2(a) or
         Section 6.2(b) shall have become incapable of fulfillment and such breach shall not have been waived by Parent.

Any termination pursuant to this Section 7.1 shall, in the case of the Company or the Board of Directors of the Company, be based on the recommendation of the Special Committee.

                  SECTION 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (a) as set forth in the last sentence of this Section 7.2, Section 7.3, and Article 8, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.

                  SECTION 7.3. FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                    ARTICLE 8

                               GENERAL PROVISIONS

                  SECTION 8.1. AMENDMENT. This Agreement (including the Exhibits and Disclosure Letters hereto) may be amended prior to the Effective Time by Parent and the Company, by action taken by the Board of Directors of Parent and the Board of Directors of the Company (provided, that no amendment shall be approved by the Board of Directors of the Company unless such amendment shall have been recommended by the Special Committee and, when applicable, approved by the disinterested directors of the Company), at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.2. EXTENSION; WAIVER. At any time prior to the Effective Time (whether before or after approval of the stockholders of the Company), Parent and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any extension or waiver on behalf of the Company shall be taken only upon the recommendation of the Special Committee (and, when applicable, by the disinterested directors of the Company). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  SECTION 8.3. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall not survive the Merger, except for the agreements contained in Article 1 (The Merger), Article 2 (Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates), Section 5.10 (Indemnification), 5.12 (Employee Agreements), 5.13 (Reorganization) and Article 8 (General Provisions), each of which shall survive the Merger.

                  SECTION 8.4. ENTIRE AGREEMENT. This Agreement (including the Exhibits and disclosure letters hereto) contains the entire agreement among all of the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, with respect thereto, but shall not supersede any agreements among any group of the parties hereto entered into on or after the date hereof.

                  SECTION 8.5. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 8.6. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                                  USA Interactive
                                  Carnegie Hall Tower
                                  152 West 57th Street

                                  42nd Floor
                                  New York, New York 10019
                                  Attention:  General Counsel
                                  Telecopier:  212-314-7329

                           with a copy to:

                                  Wachtell, Lipton, Rosen & Katz
                                  51 West 52nd Street
                                  New York, New York  10019
                                  Attention:  Pamela S. Seymon
                                              Andrew J. Nussbaum
                                  Telecopier:  (212) 403-2000

                  (b)      if to the Company, to:

                                  Hotels.com
                                  10440 North Central Expressway
                                  Suite 400
                                  Dallas, Texas 75231
                                  Attention: General Counsel
                                  Telecopier:  (214) 369-7409

                           with a copy to:

                                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  1333 New Hampshire Avenue, N.W.
                                  Suite 400
                                  Washington, DC  20036
                                  Attention:  Bruce S. Mendelsohn
                                  Telecopier:  (202) 887-4288

                                  and to:

                                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  590 Madison Avenue
                                  New York, New York 10022
                                  Attention:  Patrick J. Dooley
                                  Telecopier:  (212) 872-1002


All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

                  SECTION 8.7. HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, "subsidiary" with respect to any person shall mean any entity which such person controls the voting power thereof, either through the ownership of equity interests or otherwise, provided that under no circumstances shall the Company and its subsidiaries be deemed to be subsidiaries of Parent.

                  SECTION 8.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 8.9. BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; provided, however, that the officers and directors of the Company and other Covered Persons are intended beneficiaries of the covenants and agreements contained in
Section 5.10.

                  SECTION 8.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                                        USA INTERACTIVE


                                        By: /s/ Julius Genachowski
                                            ------------------------
                                            Name:  Julius Genachowski,
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


                                        HOTELS.COM


                                        By: /s/ David Litman
                                            ------------------------
                                            Name:  David Litman,
                                            Title: Chief Executive Officer



                                        HERMITAGE MERGER CORP.


                                        By: /s/ Julius Genachowski
                                            ------------------------
                                            Name:  Julius Genachowski
                                            Title: Vice President


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]